Exhibit 4.1
NNNNNNNNNNNN + Computershare Trust Company, N.A. 250 Royall Street Canton Massachusetts 02021 www.computershare.com NNNNNNNNN MR A SAMPLE DESIGNATION (IF ANY) ADD 1 NNNNNN ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C1234567890 J N T NNNNNN Basic Subscription 12345678901234 Privilege SUBSCRIPTION RIGHTS CERTIFICATE THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON NOVEMBER 22, 2010 (unless extended) CONN’S, INC. SUBSCRIPTION RIGHTS FOR COMMON STOCK THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase one share of common stock, par value $0.01 per share (the “Shares”), of Conn’s, Inc., a Delaware corporation (the “Company”), at a subscription price of $2.70 per Share (the “Subscription Price”), rounded up to the nearest whole Share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the prospectus supplement dated November 8, 2010 (the “Prospectus Supplement”) and in the “Instructions as to Use of Subscription Rights Certificates” accompanying this Subscription Rights Certificate. The valid exercise of all of the holder’s Basic Subscription Privilege shall also entitle the holder thereof to subscribe for and purchase Shares not purchased by the other holders of Rights through the exercise of their Basic Subscription Privileges (the “Oversubscription Privilege”), subject to the terms and conditions set forth in the Prospectus Supplement. If a holder elects to exercise the Oversubscription Privilege, such holder must do so concurrently with its exercise of the Basic Subscription Privilege. Fractional Shares will not be issued in the Rights Offering and fractional Shares will be rounded up to the nearest whole Share with the subscription payment price adjusted accordingly. The Rights represented by this Subscription Rights Certificate are governed by the laws of the State of Delaware. The Company will not offer or sell any Shares that are not subscribed for pursuant to the Basic Subscription Privilege or the Oversubscription Privilege. In order to exercise a holder’s Rights, such holder must deliver to the Subscription Agent, Computershare Trust Company, N.A. (“Computershare”), by 5:00 p.m., Eastern Time, on November 22, 2010 (unless extended, the “Expiration Date”), a payment in U.S. dollars by U.S. postal money order or certified or cashier’s check drawn on a bank or branch located in the United States of America and payable to “Computershare Trust Company, N.A. (acting as subscription agent for Conn’s, Inc.)” for an amount equal to the number of Shares to be subscribed for under the Basic Subscription Privilege and Oversubscription Privilege (if applicable), rounded up to the nearest whole Share, multiplied by the Subscription Price of $2.70 per Share and either (1) a properly completed and executed Subscription Rights Certificate, or (2) a Notice of Guaranteed Delivery guaranteeing delivery of a properly completed and executed Subscription Rights Certificate, each in accordance with the “Instructions as to Use of Subscription Rights Certificates” that accompany this Subscription Rights Certificate. If a Notice of Guaranteed Delivery is used, a properly completed and executed Subscription Certificate must be received by the Subscription Agent no later than November 26, 2010, three business days after the Expiration Date, unless the Offer is extended. See “The Rights Offering—Method of Exercising Subscription Rights,” “The Rights Offering—Payment Method” and “The Rights Offering—Notice of Guaranteed Delivery” in the Prospectus Supplement .. If the Rights are properly exercised, Computershare will send each exercising holder, no later than ten days after the expiration date, a confirmation showing (i) the number of Shares purchased pursuant to the Basic Subscription Privilege, and, if applicable, the Oversubscription Privilege, (ii) the per Share and the total purchase price for all of the Shares acquired by the holder, (iii) any excess to be refunded by the Company to the holder as a result of payment for Shares pursuant to the Oversubscription Privilege that such holder is not acquiring, and (iv) any additional amount payable by the holder or any excess to be refunded to the holder. Any excess payment to be refunded by the Company will be returned, without interest or deduction, by mail as soon as practicable. Holder ID COY Class Rights Qty Issued Rights Cert # 123456789 XXXX Subscription Rights XXX.XXXXXX 12345678 Signature of Owner and U.S. Person for Tax Certification Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy) 1 2 3 4 5 6 7 8 C L S X R T 2 C O Y C 1 2 3 4 5 6 . 7 8 +

Stock certificates will not be issued for Shares offered in this rights offering. As soon as practicable after the Expiration Date, the subscription agent will arrange for issuance through DTC to each holder of record that has validly exercised its Rights, the Shares purchased pursuant to such Rights. If the holder is not a DTC participant, all Shares that such holder purchases in the rights offering will be issued in book-entry, or uncertificated, form. SAMPLE CALCULATION: To subscribe for your Basic Subscription Privilege Shares please complete line “A” on the card below. 100 Shares = 100 Rights. 100 Rights multiplied by 0.4115 = 41.15 Basic Subscription Privilege Shares. The maximum number of Basic Subscription Privilege Shares would be 42. Fractional Shares will be rounded up to the nearest whole Share. If you hold less than 3 Rights in total, you can subscribe for one Share. A. 100 x 0.4115= 42 × $2.70 = $113.40 $ (No. of Rights) (No. of Shares) (Estimated (Payment to be remitted) Subscription Price) To subscribe for any Shares pursuant to the Oversubscription Privilege, a holder must complete line “B” below. Please Note: Only holders who have exercised their Basic Subscription Privilege in full may apply for Shares pursuant to the Oversubscription Privilege. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY SECTION 1: DETAILS OF SUBSCRIPTION. PLEASE FILL IN ALL APPLICABLE INFORMATION. A. Basic Subscription Privilege: x 0.4115 = × $2.70 = $ (1 Rights = 0.4115 Share) (Rights Exercised) (No. of Shares (Subscription Price) (Payment to be remitted) requested rounded up to nearest whole Share) B. Oversubscription Privilege*: × $2.70 = $ (No. of Shares (Subscription Price) (Payment to be remitted) requested) C. Total amount of check or money order enclosed (total of A + B): = $ * You can only over-subscribe if you have fully exercised your Basic Subscription Privilege. SECTION 2: TO SUBSCRIBE: I hereby irrevocably subscribe for the number of Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the Shares for which I have subscribed (or are deemed to have subscribed for as set forth above), the Company may exercise any of the remedies set forth in the Prospectus. Signature(s) of Subscriber(s): Please give your telephone number: Please give your e-mail address: SECTION 3: TO TRANSFER RIGHTS: For value received, of the Rights represented by this Subscription Rights Certificate are assigned to: (Print Full Name of Assignee) (Social Security Number): (Print Full Address): Signature(s) of Assignor(s): IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Rights Certificate. Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include: a) a commercial bank or trust company, or b) a member firm of a domestic stock exchange, or c) a savings bank or credit union. Signature Guaranteed: By: (Name of Bank or Firm) (Signature of Officer and Title) METHOD OF EXERCISE OF RIGHTS: By Mail: By Express Mail or Overnight Courier: Computershare Trust Company Computershare Trust Company Rights Offering Attention: Voluntary Corporate Actions P.O. Box 43011 250 Royall Street, Suite V Providence, RI 02940-3011 Canton, MA 02021